INDEPENDENT AUDITOR'S CONSENT


I consent to the incorporation by reference in this Form S-8 Registration Statement of Commerce Group Corp., of my report dated May 10, 2000, relating to the financial statements of Commerce Group Corp. for the years ended March 31, 2000 and 1999.


Bruce Michael Redlin
Certified Public Accountant


Milwaukee, Wisconsin
March 24, 2001